March 11, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Tactical Investment Series Trust

File no. 811-23631

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Tactical Investment Series Trust comprising Tactical Growth Allocation Fund, Tactical Moderate Allocation Fund, TFA Tactical Income Fund (formerly, Tactical Conservative Allocation Fund), TFA Multidimensional Tactical Fund and TFA Quantitative Fund, dated March 11, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

COHEN & COMPANY, LTD.